SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2015

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders

USMD Holdings, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on July 1, 2015. At the Annual Meeting, 9,347,807 shares of common stock were represented in person or by proxy, which constituted 90.34% of the 10,346,361 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting as of May 15, 2015, the record date. The Company submitted two proposals to its stockholders for approval. A brief description of each proposal and the final results of the stockholder vote for each proposal are set forth below.

Proposal 1: The Company’s stockholders elected all eleven director nominees to serve as members of the Company’s board of directors until the Company’s 2016 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified.

Nominee for Director	For	Withheld	Broker Non-Votes
Steven Brock, M.D.	8,756,648	55,003	536,156
Darcie Bundy	8,782,467	29,184	536,156
Breaux Castleman	8,782,480	29,171	536,156
M. Patrick Collini, M.D.	8,756,648	55,003	536,156
Charles Cook, M.D.	8,769,233	42,418	536,156
Frederick Cummings, M.D.	8,756,648	55,003	536,156
Russell Dickey, M.D.	8,756,648	55,003	536,156
John M. House, M.D.	8,755,222	56,429	536,156
Gary Rudin	8,755,209	56,442	536,156
James Saalfield, M.D.	8,756,648	55,003	536,156
Paul Thompson, M.D.	8,756,648	55,003	536,156

Proposal 2: The Company’s stockholders ratified the appointment of Grant Thornton, L.L.P. as the independent auditor of the Company for the fiscal year ending December 31, 2015.

For	Against	Abstain
9,334,290	13,417	100

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: July 7, 2015	By:	/s/ Chris Carr
Chris Carr
Executive Vice President, Secretary and General Counsel